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                                                                     Exhibit 3.2

              THE COMPANIES ACT (Chapter 50 of Singapore Statutes)

                        PUBLIC COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       of

                             INFINITI SOLUTIONS LTD

                     Company Registration Number: 200104465R

              Adopted by special resolution on: 31st August 2004.

                                    CONTENTS

Article  Subject
         Preliminary

1        Definitions
2        Application of Table A
3        Share capital

         Share Rights
4        Dividends
5        Return of capital

6        Redemption of A Preference Shares
7        Voting
8        Class rights

         Transfers
9        Transfer of shares

10       Permitted and mandatory transfers
11       Pre-emption rights
12       Drag Along Rights

         Directors
13       Appointment of directors

14       Remuneration Committee and Remuneration
15       Meetings of directors and Observers
16       Directors' conflicts of interest

         Miscellaneous
17       Conversion
18       Lien

19       Partly Paid Shares and Calls
20       Indemnity
21       Data Protection

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                                   Definitions

1. In these articles the following words and phrases have the meanings set out opposite them below:-

'2006 A Preference Share Number'     the number of A Preference Shares in issue
                                     on 1st January, 2006.

'3i' 3i Group plc and 'a member of the 3i Group' shall mean 3i, any subsidiary or holding company of 3i or subsidiary of such holding company or of a fund, partnership or other entity managed by 3i or any such company.

'3i APTech'                          3i Asia Pacific Technology LP.

'3i Investors'                       3i and 3i APTech.

'A Fixed Dividend'                   shall have the meaning ascribed to it in
                                     Article 4.1.

'A Ordinary Dividend'                the dividend to be paid to holders of
                                     A Ordinary Shares in accordance with
                                     article 4.2.

'A Ordinary Shares'                  the A Ordinary Shares of US$0.30 each in
                                     the capital of the Company.

'A Preference Shares'                the A Preference Shares of US$0.01 each in
                                     the capital of the Company.

`AML' AML Trading Limited, a company incorporated in the British Virgin Islands with registered number 386647;

`ATEC'                               Automated Technology (Phil) Inc.;

'the Act'                            the Companies Act (Chapter 50 of
                                     Singapore Statutes) and every statutory
                                     modification or re-enactment thereof for the time being in force.

'Accession Agreement'                the agreement to be entered into
                                     by the existing shareholders and new
                                     shareholders of the Company, substantially in the form set out in Schedule 9 to the Investment Agreement.

'Acquisition Cost'                   in respect of any Shares, the consideration
                                     paid for such Shares by the holder thereof, together with any payment made to the Company by such holder in paying up any amounts outstanding in respect of such Shares (but excluding any payment of interest made by such holder pursuant to article 19.2).

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'Acquisition Documents'              the agreement entered into or to be entered
                                     into between the Company and the
                                     shareholders of Viko Technology, Inc.
                                     whereby the Company shall purchase the
                                     whole of the issued share capital of Viko
                                     Technology, Inc., and the other documents
                                     (if any) entered into pursuant thereto or in connection therewith.

'Annual Business Plan'               the latest annual business plan adopted by
                                     the Company and its subsidiaries in
                                     accordance with the provisions of the
                                     Investment Agreement in respect of a
                                     financial year of the Company which shall include a budget, projected cash flows and a statement of business objectives, as approved in respect of each financial year by an Investor Majority in accordance with the provisions of the Investment Agreement and as the same may be amended from time to time with the approval of an Investor
                                     Majority.

'business day'                       a day (other than a Saturday) on which
                                     banks are open for business in Singapore.

'Connected'                          (a)   in relation to an individual, (i) the
                                           wife, husband, brother, sister, or
                                           lineal ancestor or descendant of that
                                           individual, (ii) the wife or husband
                                           of a lineal ancestor or descendant of
                                           that individual (iii) the wife or
                                           husband of a lineal ancestor or
                                           descendant of the wife or husband of
                                           that individual, (iv) the trustee of
                                           any trust of which that individual is
                                           the settlor (v) the trustee of any
                                           trust of which any person who is
                                           connected with that individual
                                           pursuant to items (i), (ii) and (iii)
                                           above is a settlor, (vi) any person
                                           with whom that individual is in
                                           partnership, and (vii) any company
                                           over whose affairs that individual
                                           has the power to exercise control;
                                           and

                                     (b)   in relation to any body corporate,
                                           (i) any company if the same person
                                           has the power to exercise control
                                           over the affairs of both companies,
                                           (ii) any company if one person has
                                           control of the relevant body
                                           corporate and persons connected with
                                           that person have control over that
                                           company.

'company'                            includes any body corporate or
                                     unincorporated association, but does not include a partnership.

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'a Controlling Interest or Control'  an interest in shares in a company conferring in the aggregate 50 percent
                                     or more of the total voting rights
                                     conferred by all the issued shares in that company for the time being in issue.

`Elkington'                          Elkington Group Limited, a company
                                     incorporated in the British Virgin Islands with registered number 508454;

'Employee Share Option Scheme'       the employee share option scheme to be
                                     established in accordance with Clause 9
                                     of the Investment Agreement.

'Equity Shares'                      A Ordinary Shares and Ordinary Shares.

'EDBI'                               EDB Investments Pte Ltd, a company
                                     incorporated in Singapore.

'Fair Value'                         the value of Shares determined either
                                     (i) in the case of any transfer by an
                                     Outgoing Manager of less than 200,000
                                     Shares, the price per Share paid in
                                     respect of the most recent transfer of
                                     Shares recorded in the register of the
                                     Company, multiplied by the number of
                                     Shares proposed to be transferred or
                                     (ii) in the case of other transfers by
                                     an Independent Expert on the basis
                                     that the Company is a going concern,
                                     that such Shares are to be sold by a
                                     willing seller and purchased by a
                                     willing purchaser and ignoring any
                                     reduction in value which may be
                                     ascribed to such Shares by virtue of
                                     the fact that they represent a
                                     minority interest and on the
                                     assumption that such Shares are
                                     capable of transfer without
                                     restriction.

'Family Trust'                       a trust which permits the settled property
                                     or the income therefrom to be applied only for the benefit of:-

                                     (i)   the settlor and/or a relative of that
                                           settlor; or

                                     (ii)  any charity or charities as default
                                           beneficiaries (meaning that such
                                           charity or charities have no
                                           immediate beneficial interest in any
                                           of the settled property or the income
                                           therefrom when the trust is created
                                           but may become so interested if there
                                           are no other beneficiaries from time
                                           to time except another such charity
                                           or charities);

                                     and under which no power of control is
                                     capable of being exercised over the votes of any Shares which are the subject of the trust by any person other than the trustees or the settlor or the relatives of the settlor. For purposes of this definition "settlor" includes a testator or an

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                                     intestate in relation to a Family Trust
                                     arising respectively under a testamentary disposition or an intestacy of a deceased shareholder.

'Founder Shares'                     the 4,000,000 Ordinary Shares issued or to
                                     be issued to the Founders under the Share
                                     Exchange Agreement.

'Founders'                           Mr. Inderjit Singh and Mr. Kong Kah Chin.

'Group' the Company and its subsidiaries from time to time.

'Group Borrowings'                   the total of:-

                                     (a)   amounts borrowed by the Group;

                                     (b)   any actual or contingent liability
                                           under a guarantee given by a company
                                           within the Group;

                                     (c)   amounts due by the Group under any
                                           credit sale, hire purchase and
                                           equipment leasing agreements insofar
                                           as any of these can properly be
                                           attributed to capital;

                                     but excluding loans and guarantees from one
                                     Group Company to another.

'Group  Company'                     any company which is for the time being a
                                     subsidiary or holding company of the
                                     Company and any subsidiary of any such
                                     holding company and for the purposes of
                                     these articles the terms "subsidiary" and "holding company" shall have the meanings ascribed to them by section 5 of the Act.

`Ideal Harvest'                      Ideal Harvest Enterprises Limited, a
                                     company incorporated in the British
                                     Virgin Islands with registered number
                                     516832;

'Independent Expert'                 an umpire (acting as an expert and not as
                                     an arbitrator) nominated by the parties
                                     concerned or in the event of disagreement as to nomination, appointed by the President (or equivalent authority) for the time being of the Institute of Certified Public Accountants of
                                     Singapore.

'Independent Director'               any director of the Company appointed
                                     from time to time who (1) is not at the
                                     time of appointment an employee of the
                                     Company or its subsidiaries, (2) in the 3 years prior to his appointment as a Director of the Company not an employee of the Company or its

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                                     subsidiaries and (3) is considered to be
                                     independent under the NASDAQ Marketplace
                                     Rules.

'Investment Agreement'               the investment agreement dated
                                     30th November, 2001 and entered into
                                     between the Company, the Managers and the Investors, as supplemented and amended

'Investors'                          each of the 3i Investors, EDBI and any
                                     person who is or becomes an Investor for the purposes of the Investment Agreement.

'Investor Majority'                  the holders of in aggregate not
                                     less than two-thirds of the total number of Ordinary Shares and A Ordinary Shares in issue and held by the Investors.

'Investor Sale'                      a sale of Shares by an Investor.

'Investor Shares'                    in aggregate (i) the A Preference Shares
                                     and the A Ordinary Shares in the Company subscribed by the Investors pursuant to the Investment Agreement (ii) the
                                     Ordinary Shares issued to the 3i
                                     Investors under the Share Exchange
                                     Agreement and (iii) any new Shares
                                     subscribed by other professional
                                     investors, excluding the Managers or any employees of the Company or its subsidiaries and any Connected Persons of the Managers or any such employees.

'IPO' the listing of the Company's securities on a Recognised Investment Exchange and the IPO shall be treated as occurring on the day on which trading in the securities begins.

'IPR' patents, trade marks, service marks, trade names, domain names, designs, semiconductor topography rights, database rights, copyrights (in each case in any part of the world whether or not registered or registrable and if registered or registrable for their full period of registration with all extensions and renewals, and including all applications for registration), know how, inventions, formulas, confidential or secret processes and information, rights in computer software and any licences and permissions in connection with any of the above rights or information.

'List of Comparable Companies'       Advanced Semiconductor Engineering Inc.,
                                     Amkor Technology Inc., ASAT Holdings
                                     Limited, ASE Test Limited, ChipPAC Inc.,
                                     Siliconware Precision Industries Co.
                                     Ltd., ST Assembly Test Services Ltd., and any company which the Investors and Managers may unanimously agree to include from time to time, but

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                                     excluding such of the above companies as
                                     the Investors and the Managers may
                                     unanimously agree to exclude from time to time.

'Management Shares'                  the 928,570 Ordinary Shares
                                     subscribed by the Managers pursuant to the Investment Agreement.

'Managers'                           Mr. Inderjit Singh, Mr. Kong Kah Chin,
                                     Mr. Francis Swee Yong Khim and Mr. Felix
                                     Joseph Gnanapragasam.

'Member of an Investor's Group'      means an Investor, any subsidiary of that
                                     Investor and any holding company of that Investor and any subsidiary of such holding company and any nominee of any of the foregoing and 'Investor's Group' or 'Group' shall be construed accordingly.

`Mr.Tanseco'                         Mr. Renato Marfori Tanseco, a
                                     Philippine national bearing Philippine
                                     passport no. ZZ062186;

`Mr.Villaruel'                       Mr. Antonio Boglosa Villaruel, a
                                     Philippine national bearing Philippine
                                     passport no. GG748504;

`New Shareholders'                   AML, Ideal Harvest and Elkington

'Ordinary Shares'                    the Ordinary Shares of US$0.30 each in the
                                     capital of the Company.

'Participating Dividend'             shall have the meaning ascribed
                                     to it in Article 4.2.

'Percentage Ownership'               means, in relation to any shareholder, an
                                     amount equal to the aggregate number of
                                     Shares registered in the name of such
                                     shareholder divided by the total number
                                     of Shares in issue, expressed as a
                                     percentage.

'Period of Underperformance'         (a) any period during which the Company
                                     has failed to pay any sum due to any of
                                     the Investors (or their nominees) under
                                     the Investment Agreement or the Company
                                     has failed to pay any of the A Fixed
                                     Dividends or A Ordinary Dividends on
                                     their respective due dates or failed to
                                     make any other distribution due to any of the Investors (or their nominees) under these articles and such sum remains unpaid; (b) any period when (i) the Actual Profit is at least 45 per cent less than Forecast Profit and (ii) the average profit margin of the Company and its subsidiaries is at least 25 per cent less than the Industry Average Profit
                                     Margin where "Actual Profit" means the
                                     aggregate profit after tax of the Company and its subsidiaries in respect of the most recent 6 month period as stated in the monthly

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                                     management accounts of the Company and its
                                     subsidiaries for that period (the
                                     "Management Accounts Period") and where
                                     "Forecast Profit" means the aggregate
                                     profit after tax of the Company and its
                                     subsidiaries in respect of the Management
                                     Accounts Period as stated in the then
                                     prevailing Annual Business Plan(s) of the Company ,and where the "Industry Average Profit Margin" means the average (calculated on the basis of publicly available information) of the profit margins achieved by the companies included in the List of Comparable Companies, in respect of that 6 month period for which such information is publicly available in respect of such companies which is nearest in time to the Management Accounts Period;, provided that a Period of Underperformance which exists by virtue of this sub-part (b) of this definition shall determine as soon as (i) the Actual Profit shall have been in excess of 62 per cent of Forecast Profit or
                                     (ii) the average profit margin of the
                                     Company and its subsidiaries shall have
                                     been in excess of 85 per cent of the
                                     Industry Average Profit Margin for the
                                     latest 3 month period for which such
                                     information is available, in either case for at least 3 consecutive months; (c) the Company is, or may be anticipated to become, unable to pay its debts as they fall due; or (d) the total liabilities of the Company exceed, or may be anticipated to exceed, the total assets of the Company; provided that the occurrence of the circumstances described in (b), (c) and (d) above during a period shall not constitute that period a "Period of Underperformance" for the purposes of this definition where the occurrence of those circumstances is the direct result of the Investors having agreed to provide funding, or to approve the raising of external financing or the incurrence of capital expenditure on the terms set out in an Annual Business Plan, and subsequently failing to provide that funding or to approve the raising of such external financing or the incurrence of such capital expenditure on those terms set out in the Annual Business Plan.

'Permitted Transferee'               (a) in relation to 3i or 3i APTech, any
                                     member of the 3i Group, (b) in relation
                                     to EDBI, the Singapore Economic
                                     Development Board, EDBI's holding
                                     company, EDBI's subsidiaries and
                                     subsidiaries of EDBI's holding company or any fund companies with the same management as EDBI; (c) in relation to any other shareholder which is a body corporate, any wholly-owned subsidiary or holding company of such shareholder, or any wholly-owned subsidiary of a holding company of such shareholder; and (d) in

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                                     relation to any Manager, any relative of
                                     such Manager or any Family Trust of such Manager.

'Preferred Dividend'                 the A Fixed Dividend and the Participating
                                     Dividend referred to in these articles.

'Profit After Tax'                   the profit on ordinary activities after
                                     taxation of the Company and its
                                     subsidiaries calculated on the historical cost accounting basis and shown in the audited consolidated profit and loss account of the Company and its subsidiaries for the relevant financial year (to the nearest US$1).

'Qualifying IPO'                     means an initial public offering and
                                     listing on a recognised stock exchange of the Company's ordinary share capital, raising gross proceeds of not less than US$45 million or such other amount as shall have been approved by holders of Shares representing no less than two-thirds of the total number of Ordinary Shares and A Ordinary Shares of the Company then in issue, provided that for the purposes of this calculation, each A Ordinary Share shall be deemed to have a nominal value equal to that of each Ordinary Share.

'Recognised Investment Exchange'     (a) the Singapore Stock Exchange (b)
                                     NASDAQ, or (c) such other stock exchange as shall have been approved by shareholders holding no less than two-thirds of the A
                                     Ordinary Shares and Ordinary Shares then in issue.

'relative'                           in relation to an individual, means the
                                     individual's immediate family members,
                                     including (a) his children and
                                     grandchildren, (b) his step and adopted
                                     children and their issue, and (c) the
                                     step and adopted children of his
                                     children.

'Remuneration Committee'             a committee to be established by
                                     the directors pursuant to article 14.

'Sale' the sale of all or most of the business and assets of the Group or the sale of all the issued share capital of the Company or the transfer of a Controlling Interest.

'Senior Management Team'             employees of the Company and its
                                     subsidiaries designated as such by the
                                     Remuneration Committee, who shall include the Chief Executive Officer, the Chief
                                     Financial Officer, the Chief Operating
                                     Officer, the Chief Technical Officer, any employee of the Company who reports directly to the Chief Executive Officer considered by a majority of the directors to be a

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                                     member of the senior management
                                     team and including for the avoidance of
                                     doubt Mr. Inderjit Singh, Mr. Kong Kah
                                     Chin, Mr. Francis Swee Yong Khim and Mr.
                                     Felix Joseph Gnanapragasam.

'Share Exchange Agreement'           the Agreement Relating to the Sale and
                                     Purchase of Shares in Infiniti Solutions
                                     Pte Limited entered into or to be entered into between the Company, Inderjit Singh, Kong Kah Chin, 3i Group plc and 3i Asia
                                     Pacific Technology LP, a pro forma
                                     version of which forms Schedule 10 to the Investment Agreement.

'Shares'                             shares in the capital of the Company.

'Table A'                            Table A as set out in the Fourth
                                     Schedule to the Act.

'Third Round Funding'                the raising of further capital in
                                     accordance with the provisions of the
                                     Investment Agreement.

'Total Gearing Level'                the total short term and long term debt
                                     (excluding equipment leasing) of the
                                     Group from banks and any financial
                                     institutions, divided by the total
                                     consolidated equity of the Group
                                     (including preference shares), expressed as a percentage.

'Trade Sale'                         a sale of Shares representing in
                                     excess of 50 per cent of the issued share capital of the Company.

'Transfer Deed'                      a deed in the form set out in
                                     Schedule 12 to the Investment Agreement.

'Transfer Notice'                    a notice in writing given by any
                                     shareholder to the Company where such
                                     shareholder desires or is required by
                                     these articles to transfer any Shares and where such notice is deemed to have been served it shall be referred to as a 'Deemed Transfer Notice'.

'Triggering Block'                   A Ordinary and/or Ordinary Shares
                                     representing (1) in excess of 33 per cent of the total number of A Ordinary Shares and Ordinary Shares in issue at the relevant time or (2) such number of Shares as will result in a transferee of the Triggering Block which was not a shareholder of the Company prior to the transfer of the Triggering Block holding the largest or second largest individual shareholding in the Company (calculated on the basis of the number of Shares held by the transferee and the other shareholders of the Company) upon completion of the transfer of the Triggering Block to the transferee.

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                             APPLICATION OF TABLE A

2.1 The regulations contained in or incorporated in Table A shall apply to the Company save insofar as they are excluded or varied hereby or are inconsistent herewith and such regulations (save as so excluded varied or inconsistent) and the articles hereinafter contained shall be the regulations of the Company.

2.2 Regulations 63 to 71 (inclusive), and 91 of Table A shall not apply to the Company.

                                  SHARE CAPITAL

3.1   The authorised share capital of the Company is US$5,958,750 divided into:

      -     4,875,000 A Preference Shares of US$0.01 each

      -     3,700,000 A Ordinary Shares of US$0.30 each

      -     16,000,000 Ordinary Shares of US$0.30 each.

3.2 For the purpose of determining the rights attaching to the A Preference Shares and the A Ordinary Shares including without limitation rights in relation to any issue of shares, dividend or other distribution, return of assets or other reduction of capital, where there is a reference in these articles to the issued share capital of the Company (or a percentage thereof), each A Preference Share and each A Ordinary Share shall be treated as having a nominal value equal to that of each Ordinary Share and any premium paid on the issue of any of the A Preference Shares and the A Ordinary Shares shall be treated to the extent necessary as paying up the said A Preference Shares or the said A Ordinary Shares (as the case may be) to their deemed nominal value and where there is a reference to the total number of Shares of the Company in issue, each A Preference Share, each A Ordinary Share and each Ordinary Share shall count as one Share. Notwithstanding the provisions of this article 3.2, the A Preference Shares and the A Ordinary Shares shall constitute a separate class of shares. For the avoidance of doubt, unless otherwise stated, this article
      3.2 shall not affect the rights to dividends and payment on liquidation as set out in articles 4, 5 and 6.

                                    DIVIDENDS

4. The profits of the Company available for distribution shall be used to pay dividends in the following order of priority:-

4.1 First, in paying to the holders of the A Preference Shares as a class a fixed dividend (the "A Fixed Dividend") as follows:-

      AMOUNT: an amount per A Preference Share per annum which is equal to 5 per cent of the amount paid on subscription in respect of such A Preference Share (including any premium).

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      ACCRUAL DATE: accruing from 1st January 2002.

      PAYMENT DATE: on 1st January 2005, thereafter on 1st January each year.

4.2 Second, in paying to the holders of the A Ordinary Shares and the Ordinary Shares pari passu as if the same constituted one class of share a dividend (the "Participating Dividend") as follows:-

      4.2.1 Accruing from 1st January 2003 to 31st December 2005:

      AMOUNT:       a sum equal in aggregate to 20 per cent. of the Profit
                    After Tax;

      PAYMENT DATE: (i) in respect of the Profit After Tax which accrues from 1st January 2003 to 31st December 2003, and from 1st January 2004 to 31st December 2004, on or prior to 1st January 2006, and (ii) in respect of the Profit After Tax which accrues from 1st January 2005 to 31st December 2005, on or prior to 31st March 2006.

      4.2.2 Accruing from and after 1st January 2006:

      AMOUNT:       a sum equal in aggregate to 25 per cent. of the Profit
                    After Tax.

      PAYMENT DATE: 31st March 2007 and annually, on the 31st March of each calendar year, thereafter.

4.3 Once the dividends referred to in articles 4.1 and 4.2 have been paid, any remaining profits which the Company may determine to distribute shall, if an Investor Majority agrees in writing, be distributed amongst the holders of the A Ordinary Shares and the Ordinary Shares (pari passu as if the same were one class of share and, in accordance with article 3.2, as if each A Ordinary Share had a nominal value equal to that of each Ordinary Share).

4.4 Every dividend shall be distributed to the appropriate shareholders pro rata according to the amounts paid up or credited as paid up or treated by article 3.2 as paid up on the shares held by them respectively. All dividends shall be paid in cash, and the A Fixed Dividends and the Participating Dividend are cumulative.

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4.5   The Preferred Dividend and the A Ordinary Dividends shall to the extent the Company has, on their respective payment dates, profits available for distribution, automatically be a debt due by the Company and shall be paid immediately on such date.

4.6 Unless the Company has insufficient profits available for distribution and the Company is thereby prohibited from paying dividends by the Act, the Preferred Dividends shall be paid immediately on the due date. Such payment shall be made notwithstanding regulations 98 to 105 inclusive contained in Table A or any other provision of these articles. If they are not paid on the due date they shall be a debt due by the Company and shall be payable in priority to any other dividend. All accrued but unpaid dividends shall be paid immediately prior to an IPO or Sale.

4.7 The Company shall procure that each of its subsidiaries which has profits available for distribution shall from time to time, and to the extent that it may lawfully do so, declare and pay to the Company such dividends as are necessary to permit lawful and prompt payment by the Company of any redemption moneys due on the A Preference Shares and the Preferred Dividends.

                                RETURN OF CAPITAL

5. On (i) a return of assets on liquidation or capital reduction or otherwise or (ii) if an agreement is entered into for the sale of the entire issued share capital of the Company or all or substantially all of the assets of the Company as part of a process to dissolve or discontinue the business of the Company, the assets of the Company or the proceeds of such sale or winding-up (following payment of any creditors of the Company or other parties ranking in priority to the shareholders), shall be applied in the following order of priority:-

      5.1 first, an amount equal to US$2.15385 per A Preference Share together with a sum equal to any arrears or accruals of the dividends in respect of such A Preference Shares calculated down to the date of the return of capital;

      5.2 secondly, an amount equal to US$2.15385 per A Ordinary Share, together with a sum equal to any arrears or accruals of dividends in respect of such A Ordinary Shares calculated down to the date of return of capital;

      5.3 thirdly, an amount equal in total to US$3,375,000 (less (i) the aggregate amount which is unpaid in respect of the Ordinary Shares and (ii) the aggregate of any interest which has accrued on such unpaid amounts pursuant to article 19.2 or otherwise) shall be paid to the holders of Ordinary Shares (pro rata their respective holdings of such Ordinary Shares) together with a sum equal to any arrears or accruals of the dividends on the Ordinary Shares calculated down to the date of the return of capital; and

      5.4 the balance of such assets or proceeds shall be distributed amongst the holders of the A Ordinary Shares and the Ordinary Shares (pari passu as if the same constituted one class of share and, in accordance with article 3.2, as if each A Ordinary Share had a nominal value equal to that of each Ordinary Share) in proportion to the amounts paid up or credited as paid up or treated by article 3.2 as paid up on the A Ordinary Shares and the Ordinary Shares held by them respectively.

      An acquisition of the Company or its business (whether by sale or other disposal of the equity share capital of the Company, merger, sale of all or substantially all of the Company's assets or otherwise) shall be treated as a liquidation event and the parties shall ensure that the proceeds of any such acquisition shall be distributed to the shareholders of the Company in accordance with the provisions of this article 5 as if such proceeds were capital to be returned to the shareholders hereunder.

                        REDEMPTION OF A PREFERENCE SHARES

6.1 Subject to the provisions of the Act, the A Preference Shares shall be redeemed in the proportions and on the dates set out below:-


    Redemption                    Number of A Preference
       date                         Shares redeemable

----------------   ---------------------------------------------------
1st January 2006   25 per cent. of the 2006 A Preference Share Number.
1st July 2006      25 per cent. of the 2006 A Preference Share Number.
1st January 2007   25 per cent. of the 2006 A Preference Share Number.
1st July 2007      25 per cent. of the 2006 A Preference Share Number.

      and any shares not redeemed upon such due date shall be redeemed forthwith upon redemption becoming permissible under the Act.

6.2 The Company shall pay on each of the A Preference Shares redeemed the sum of US$2.15385. At the same time it shall pay any arrears or accruals of the A Fixed Dividend calculated to the date of redemption and the aggregate sum per A Preference Share paid pursuant to this article 6.2 shall be the "Redemption Amount". In the absence of any direction to the contrary by the holder of the relevant A Preference Share any moneys paid on redemption of such share shall relate first to the said arrears and accruals of A Fixed Dividends. The A Fixed Dividend shall cease to accrue from the date of payment of the redemption moneys.

6.3 Subject to the provisions of the Act, the Company may with the prior written consent of an Investor Majority redeem all or (in instalments of not less than 25 per cent of the A Preference Shares then in issue, rounded down to the nearest whole number of A Preference Shares) some of the A Preference Shares in advance of the due date for redemption. In the absence of any contrary agreement between such holders and the Company early redemption shall be deemed to relate to the shares falling due for redemption in inverse order of maturity.

6.4 Subject to the provisions of the Act all of the A Preference Shares shall (unless an Investor Majority gives notice in writing to the Company to the contrary), be redeemed immediately upon any of the following dates:

      6.4.1 the date on which permission for any of the equity share capital of the Company to be dealt in on a share dealing market of any Recognised Investment Exchange becomes effective, provided that such redemption may be delayed, upon the written request of an Investor Majority, for such period as that Investor Majority shall request; or

      6.4.2 the date on which a successful offer to purchase 50 per cent. or more of the Equity Shares of the Company (or 50 per cent. or more of all such capital including any already held by the offeror) is completed.

6.5 On the dates fixed for any redemption the Company shall pay to each registered holder of A Preference Shares the amount payable in respect of such redemption and upon receipt of that amount each such holder shall surrender to the Company the certificate for his A Preference Shares which are to be redeemed in order that they may be cancelled. If any certificate so surrendered includes any A Preference Shares not redeemable at that time the Company shall issue a fresh certificate for the balance of the shares not redeemable to the holder. If there is more than one holder of A Preference Shares any redemption shall be made among such holders pro rata (as nearly as may be) to their respective holdings.

6.6 If any A Preference Share is not redeemed by the Company in accordance with the terms of this article, it shall be entitled to one vote per A Preference Share.

6.7 Notwithstanding any provision to the contrary in this article 6, the Redemption Amount shall be adjusted in such manner as may be appropriate for any sub-division of shares, rights issues, bonus issues and/or dividends payments at any time preceding the date of redemption.

6.8 In the event that any payment to be made by the Company to any member (whether in respect of a dividend, return of capital or otherwise) falls due on a day which is not a business day, such payment shall instead be made on the next business day following such due date.

                                     VOTING

7.1   Shares in the Company shall carry votes as follows:-

      Ordinary Shares:             one vote per share

      A Ordinary Shares            one vote per share

7.2 The A Preference Shares shall carry the right to receive notice of general meetings of the Company but not the right to attend or vote thereat unless:

      7.2.1 the circumstances set out in article 6.6 have occurred; or

      7.2.2 any of the A Fixed Dividend has not been paid within six months of the relevant date set out in these articles; or

      7.2.3 on the relevant due date for redemption the Company shall have failed to redeem any of the A Preference Shares then due for redemption; or

      7.2.4 the holders of the A Preference Shares have given notice in writing to the Company requiring payment of arrears of dividend and/or redemption of the relevant A Preference Shares within seven days of the date of such notice; and such seven days notice expires without either:-

            (i) payment of such arrears of dividend and/or the redemption of such A Preference Shares; or

            (ii) the making of proposals in respect of such arrears or redemption, being proposals accepted by the holders of not less than 75 per cent of the A Preference Shares.

7.3   On any resolution to remove any Independent Director appointed under article 13, the A Ordinary Shares held by the nominee of the appointor of such person shall carry votes equal to 51 per cent of all votes cast, provided that nothing in this article 7.3 shall entitle such appointor to appoint to the board, or allow to remain on the board, a greater number of Independent Directors than its entitlement under article 13.1.

7.4 At any meeting of the members of the Company a resolution put to the vote of the meeting shall be decided on a show of hands by every member who (being an individual) is present in person or (being a corporation) is present by a representative or by a proxy (in which case each member holding shares with votes shall have one vote) unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

      7.4.1 by the chairman; or

      7.4.2 by at least 3 members present in person or by proxy; or

      7.4.3 by any member or members present in person or by proxy and representing not less than 5% of the total voting rights of all the members having the right to vote at the meeting; or

      7.4.4 by a member or members holding Shares in the company conferring a right to vote at the meeting being Shares on which an aggregate sum has been paid up equal to not less than 5% of the total sum paid up on all the shares conferring that right.

      Votes may be exercised on a poll by every member who (being an individual) is present in person or by proxy or (being a corporation) is present by a representative or by a proxy (in which case each member holding Shares with votes shall have one vote for each such Share held. For the purposes of this article 7.4, being "present" shall mean either physical presence or, in the case of a meeting conducted via telephone conference or similar telecommunications equipment, where all persons participating in the meeting can hear each other. Unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. A demand for a poll may be withdrawn.

7.5   Notwithstanding any other provision of these articles:

      7.5.1 neither the Company nor any of its subsidiaries shall, without the prior written consent of an Investor Majority, take any of the following actions:

               7.5.1.1 The appointment of, or entering into any employment contract between the Company and, the chief executive officer of the Company;

               7.5.1.2 any repurchase of Shares or any repurchase of shares of any Group Company other than in accordance with the terms of issue of any redeemable Shares of the Company;

               7.5.1.3 any redemption of Shares or any redemption of shares of any Group Company, other than in accordance with the terms of issue of any redeemable shares of the Company;

               7.5.1.4 the entering into of, or any alteration to, any service agreement between the Company and any director of the Company or between any Group Company and any director of any Group Company;

               7.5.1.5 any alteration to the salaries or benefits of any employee who is a member of the Senior Management Team other than as recommended by the Remuneration Committee;

               7.5.1.6 the approval of the Annual Business Plan in accordance with the Investment Agreement;

               7.5.1.7 the terms of the Third Round Funding, as defined in and contemplated by the Investment Agreement;

      7.5.2 neither the Company nor any of its subsidiaries shall, without the prior written consent of holders of Shares representing more than eighty per cent of the total number of Ordinary Shares and A Ordinary Shares of the Company in issue, except during a Period of Underperformance when the approval of members holding no less than two-thirds of the total number of Ordinary Shares and A Ordinary Shares in issue is required, take any of the following actions:

               7.5.2.1 any use of the proceeds of subscription referred to in Clause 1 of the Investment Agreement other than as set out in Clauses 2.2 and 2.4 of the Investment Agreement;

               7.5.2.2  any alteration to the memorandum of association of the Company or these articles;

               7.5.2.3 any change to the class rights attaching to any Share or class of Shares or any share or class of shares of any Group Company;

               7.5.2.4 any increase in either the authorised or the issued share capital of the Company;

               7.5.2.5 the winding-up of the Company or of any Group Company except where required by law;

               7.5.2.6  any issue of bonus Shares or any issue of bonus
                          shares of any Group Company;

               7.5.2.7 the entering into of, or any alteration to, any agreement between the Company and any director of the Company or between any Group Company and any director of any Group Company, other than (in each case) any service contract referred to in article 7.5.1 which has been approved in accordance therewith;

               7.5.2.8 the grant of any option or other right to subscribe for Shares or the shares of any Group Company, other than any option or right to subscribe granted under the Employee Share Option Scheme;

               7.5.2.9 the adoption of, and any alteration to, the Employee Share Option Scheme or any employee or executive share option or incentive scheme of any Group Company;

              7.5.2.10 the disposal of a substantial part of the business of the Company or any Group Company;

               7.5.2.11 the acquisition of, or merger with, any other
                        company;

               7.5.2.12 the acquisition of the assets or undertaking of another company, where the consideration payable in respect of such acquisition exceeds US$500,000, other than as set forth in the Annual Business Plan;

               7.5.2.13 any action which would cause the Total Gearing Level of the Company to exceed 70%;

               7.5.2.14 any material change to the nature of the business of any Group Company;

               7.5.2.15 entering into any transaction outside of the ordinary course of business of any Group Company or which is not on an arm's length basis;

               7.5.2.16 creating, issuing or allowing to come into being any mortgage or charge or standard security over any assets save for charges arising by operation of law in the ordinary course of business;

               7.5.2.17 the acquisition of any freehold or leasehold property or the grant or surrender of a lease in respect of such property other than premises at which the Company (or a Group Company) will carry on its business;

               7.5.2.18 the acquisition of any freehold or leasehold property or the grant or surrender of a lease in respect of such property, whether or not such property is to be used as premises at which the Company (or a Group Company) will carry on its business, where the aggregate consideration payable in respect of such property exceeds US$500,000;

               7.5.2.19 effecting or permitting to be effected any variations or amendments to or waivers or compromises or releases under or in connection with, or entering into any agreement inconsistent with, the Acquisition Documents;

               7.5.2.20 making any political donation or contribution;


      7.5.3 neither the Company nor any of its subsidiaries shall, without the prior written consent of Investors and Managers holding Shares representing two-thirds of the total number of Ordinary Shares and A Ordinary Shares of the Company in issue, take any of the following actions:

               7.5.3.1 making any loan or advance (other than an advance against expenses or deposit of money with a bank or other institution which is authorised to accept deposits or normal trade credit) or granting any guarantee or indemnity of the obligations of any person (other than in respect of the obligations of the Company or any of its subsidiaries);

               7.5.3.2 undertaking a Qualifying IPO or any other initial public offering of the Company's securities or similar capital markets transaction;

               7.5.3.3 the expansion, development or evolution of the business of the Group except through Group Companies;

               7.5.3.4 any alteration to the accounting reference period of the Company or any Group Company;

               7.5.3.5 any disposal of IPR, trade marks, know-how, or other intangible assets, or any interest therein, whether absolutely or by way of licence or otherwise;

               7.5.3.6 any disposal of a substantial part of the goodwill or undertaking or assets of the Company or any Group Company;

               7.5.3.7 the distribution of profits to the shareholders or to the shareholders of any Group Company, in each case including without limitation the declaration of dividends, capitalisation of reserves or otherwise;

               7.5.3.8 making any change to the accounting policies of the Company or any Group Company unless such change is required by law or by virtue of a new statement of accounting practice;

               7.5.3.9  ceasing to carry on business;

      7.5.4 neither the Company nor any of its subsidiaries shall, without the prior written consent of a majority of the directors of the Company present at a quorate board meeting which has been convened in accordance with these articles, take any of the following actions:

               7.5.4.1 any decision made by or on behalf of the Company or any of its subsidiaries which is material to the Company and its subsidiaries as a whole;

               7.5.4.2 the approval of the Company's annual budget (as attached to in the Annual Business Plan prepared in accordance with the provisions of the Investment Agreement);

               7.5.4.3 incurring any expenditure not provided for in the Annual Business Plan and agreed by the Investors if, as a result of so doing, the aggregate of all such expenditure incurred by the Group Companies in the immediately preceding 12 months would exceed US$1,000,000;

               7.5.4.4 allowing Group Borrowings to exceed US$1,000,000, factoring debts or entering into invoice discounting arrangements;

               7.5.4.5  the appointment of any advisers or bankers;

               7.5.4.6 the acquisition of any real estate or buildings for use in ordinary course of business (subject to the restriction set out in article 7.5.2);

               7.5.4.7  making any charitable donation exceeding US$10,000;

               7.5.4.8 making any change to the level, scope or extent of the insurance cover of any Group Company;

               7.5.4.9  the declaration of any bonus or allotment under the
                          Employee Share Option Scheme;

               7.5.4.10 the appointment of any member of the Senior
                        Management Team;

               7.5.4.11 the appointment of the auditors of any Group Company
                        (which auditors must be one of Andersens, Deloittes, Ernst & Young, KPMG or PricewaterhouseCoopers or

                        their successor firms);

               7.5.4.12 causing the Company or any Group Company to enter into any partnership, profit sharing or joint venture arrangement or permitting such an arrangement to arise; and

               7.5.4.13 incorporating any subsidiary or permitting the disposal or dilution of interests in any subsidiary.

7.6 The Company shall recognize irrevocable appointments of proxies and upon receipt of an instrument appointing such a proxy shall not, except with the consent of the Investors and those Managers who continue to hold Shares in the Company recognize any revocation of such appointment (including in circumstances where a shareholder, having appointed an irrevocable proxy, subsequently attends any annual or extraordinary general meeting of the Company in person). An instrument appointing such a proxy shall be in the following form or a form as near thereto as circumstances admit -

      7.6.1 where the appointor is a shareholder other than Mr. Inderjit Singh:

            "              INFINITI SOLUTIONS PTE LTD

            I/We , of , being a member/members of the above-named company, hereby irrevocably appoint Inderjit Singh, for so long as he shall remain employed by the Company, and thereafter the non-executive Chairman for the time being of the Company, as my/our proxy to vote for me/us on my/our behalf at any annual or extraordinary, as the case may be, general meetings of the company, and at any adjournment thereof.

            Signed this day of   ."; or



      7.6.2 where the appointor is Mr Inderjit Singh:

            "               INFINITI SOLUTIONS PTE LTD

            I, Inderjit Singh, of 38 Jalan Daud Singapore 419579, being a member of the above-named company, hereby irrevocably appoint the non-executive Chairman for the time being of the Company as my proxy to vote for me on my behalf at any annual or extraordinary, as the case may be, general meetings of the company, and at any adjournment thereof.

            Signed this    day of .



            Inderjit Singh".

      Nothing in this article shall prejudice the rights of a shareholder to make revocable appointments of proxy in accordance with regulations 59-62 of Table A (except where expressly provided by these articles).

7.7 Article 60 of Table A shall not apply in respect of irrevocable appointments of proxies.

7.8 Subject to the provisions of the Act, a resolution in writing signed by members representing at least ninety per cent of the total voting rights of all the members for the time being entitled to receive notice of and attend and vote at general meetings (or being corporations, by a director thereof or by their duly authorised representatives) shall be as effective as if the same had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in the like form, each signed by one or more persons, provided that where a member has made an irrevocable appointment of proxy pursuant to article 7.6, a resolution in writing shall only be valid if signed by such member's proxy (whether or not such member has signed such resolution himself).

                                  CLASS RIGHTS

8. Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up, with and only with the consent in writing of the holders of 80 percent of the total number of Ordinary Shares and A Ordinary Shares in issue, except during a Period of Underperformance, when such variation or abrogation shall require the consent in writing of 75 per cent. of the issued shares of the affected class. Without prejudice to the generality of this article, the special rights attached to the A Preference Shares and/or the A Ordinary Shares shall be deemed to be varied:-

      8.1   by the Company:-

            8.1.1 altering its memorandum or articles of association; or

            8.1.2 varying in any way (whether directly or indirectly) the rights attached to any of the shares for the time being in its capital; or

            8.1.3 applying by way of capitalisation any sum in or towards paying up any share or loan capital of the Company; or

            8.1.4 entering into a contract to purchase any of its shares; or

            8.1.5 redeeming or buying in any of its Shares (except as
                  specifically provided for in these articles); or

            8.1.6 passing a resolution that it be wound up; or

            8.1.7 appointing or removing its auditors; or

            8.1.8 altering its accounting reference date; or

      8.2   by the Company or any of its subsidiaries:

            8.2.1 altering, increasing, reducing, sub-dividing or consolidating its authorised or issued share capital; or

            8.2.2 granting any option or other right to subscribe for shares; or

            8.2.3 disposing of its undertaking or any substantial part thereof;
                  or

            8.2.4 disposing of or acquiring any interest in any share in the capital of any company.

                               TRANSFER OF SHARES

9.1 The directors shall refuse to register any transfer of shares made in contravention of the provisions of these articles but (subject to Regulation 20 of Table A) shall not otherwise be entitled to refuse to register any transfer of shares. For the purpose of ensuring that a particular transfer of shares is permitted under the provisions of these articles, the directors may request the transferor, or the person named as transferee in any transfer lodged for registration, to furnish the Company with such information and evidence as the directors may reasonably think necessary or relevant. Failing such information or evidence being furnished to the satisfaction of the directors within a period of 28 days after such request the directors shall be entitled to refuse to register the transfer in question. Other than as specifically provided in these articles and notwithstanding the provisions of article 11, no Founder or Manager may transfer any shares held by him prior to the earlier of (i) a Trade Sale or (ii) a Qualifying IPO.

9.2. Subject to the provisions of the Act and these articles, the Company may purchase or otherwise acquire its own Ordinary Shares upon such terms and subject to such conditions as the Company may deem fit.

                        PERMITTED AND MANDATORY TRANSFERS

Permitted transfers

10.1 Any Manager or Investor or New Shareholder may transfer shares held by him or it to a Permitted Transferee, provided that such Permitted Transferee has first entered into an Accession Agreement. Notwithstanding any such transfer, the transferring shareholder and its Permitted Transferee(s) shall be considered to be a single shareholder under these articles. If any Permitted Transferee holding shares transferred to it by a Manager or Investor or New Shareholder pursuant to this article no longer qualifies as a Permitted Transferee of such Manager or Investor or New Shareholder, or if the transferring shareholder is obliged to transfer its Shares in accordance with the provisions of these articles or the Investment Agreement, the Permitted Transferee shall immediately return the shares so transferred to it to that shareholder.

Limited transfers to Employee Transferees

10.2 Prior to a Qualifying IPO or Trade Sale, Mr Inderjit Singh may transfer up to 2,559,461 Shares (which may be Founder Shares and/or Management Shares) held by him to employees of the Company (each an "EMPLOYEE TRANSFEREE"), provided that the aggregate number of Founder Shares and Management Shares held by Mr Inderjit Singh shall not at any time be less than such number of Shares as represents 15 per cent. of the Ordinary Shares and A Ordinary Shares of the Company in issue immediately following completion of the Investment Agreement in accordance with its terms. Prior to such transfer being effected, each such Employee Transferee and Mr Inderjit Singh shall be required to have first entered into a Transfer Deed and an Accession Agreement. Notwithstanding any such transfer, Mr Inderjit Singh and the Employee Transferee(s) shall be considered to be a single shareholder under these articles. Mr Inderjit Singh shall keep or cause to be kept a ledger containing the details of each Employee Transferee and the Shares transferred to the Employee Transferees, and shall allow the Investors to inspect and take copies of such ledger on reasonable notice.

10.3 An Employee Transferee to whom Shares have been transferred by Mr Inderjit Singh may retain such Shares notwithstanding Mr Inderjit Singh's death or the termination of his employment with the Company, provided that such Employee Transferee continues to be employed by the Company. In such a case, the provisions of articles 10.5, 10.6 and 10.7 shall apply.

10.4 If any Employee Transferee (other than a Manager) holding Founder Shares or Management Shares transferred to him by Mr Inderjit Singh pursuant to article 10.2 dies or his employment with the Company is terminated at any time prior to the sixth anniversary of the date on which such Employee Transferee became an employee of the Company and while Mr Inderjit Singh remains an employee of the Company, Mr Inderjit Singh shall purchase and the relevant Employee Transferee (or his personal representatives or successors, as the case may be) shall sell (a) all the Shares held by such Employee Transferee immediately before his death or the termination of his employment, and (b) all Shares acquired by the Employee Transferee or his personal representatives after the date of the Employee Transferee's death or the termination of his employment, under any option scheme or other arrangement which was made prior to that date, at their Acquisition Cost, as contemplated by the terms of the Transfer Deed.

10.5 If any Employee Transferee (other than a Manager) holding Shares transferred to him by Mr Inderjit Singh pursuant to article 10.2 (irrespective of whether such Shares are Management Shares or Founder Shares) dies or his employment with the Company is terminated at any time prior to the sixth anniversary of the date on which such Employee Transferee became an employee of the Company and at a time when Mr Inderjit Singh is no longer an employee of the Company, the Company shall have the right (but not the obligation) to either (at the option of the Company):

      (i) purchase such Shares held by such Employee Transferee at their Acquisition Cost less any interest which has accrued in respect of such Shares pursuant to article 19.2 but which has not been paid; or

      (ii) direct that such Employee Transferee transfer all such Shares held by him to such employee of the Company as the Company shall nominate (the "Employee Nominee") at their Acquisition Cost less any interest which has accrued in respect of such Shares pursuant to article 19.2 but which has not been paid, and the Employee Transferee shall comply with such direction;

      and the decision of the Company as to whether to exercise such right or (if such right is exercised) as to which employee of the Company it shall nominate in accordance with sub-paragraph (ii) above shall be made by a majority of the following persons: (i) two Independent Directors and (ii) two Managers. To the extent that any deduction is made in respect of the price paid by the Employee Nominee on account of interest which has accrued in respect of such Shares pursuant to article 19.2 but which has not been paid, the Employee Nominee shall forthwith pay to the Company an amount equal to the amount so deducted.

      Prior to a Trade Sale or a Qualifying IPO, an Employee Transferee may not transfer Shares transferred to him by Mr. Inderjit Singh other than to the Company or to the other shareholders in accordance with articles 10.4 to 10.6.

10.6  If the Company wishes to exercise either of the options set out in article
      10.5 above, it will notify the relevant Employee Transferee (or his personal representatives or successors, in the case of the death of an Employee Transferee) of its intention to purchase such Shares (or of the identity of the Employee Nominee, as the case may be), within 30 days of the death or termination of employment of such Employee Transferee and shall complete (or shall procure that the Employee Nominee shall complete, as the case may be) such purchase within 90 days of such death or termination of employment, provided that no Employee Nominee may become a shareholder of the Company unless and until he has executed an Accession Agreement and has agreed to abide by the terms of the Transfer Deed. If the Company does not give such notice (a "Non-Notification") or, having given such notice, fails to complete (or to procure that the Employee Nominee completes, as the case may be) such purchase (a "Failure to Complete"), in each case within the relevant time period, such Shares shall be offered to the other members at the same price in accordance with those members' rights of first refusal, provided that:

      10.6.1 in the event of a Non-Notification, such other members must notify the Company and the relevant Employee Transferee of their intention to exercise such rights of first refusal within 30 days of the Non-Notification, and if such other members do not give notice in respect of all the Shares of the relevant Employee Transferee or if, having given notice in respect of all such Shares, such other members fail to complete the purchase of all such Shares within 60 days of the Non-Notification, then the Employee Transferee may retain any of his Shares in relation to which no notice has been given or which remain unpurchased (as the case may be) provided that such Employee Transferee (or his personal representatives or successors, in the case of the death of such Employee Transferee) has executed an irrevocable appointment of proxy in the relevant form set out in article 7.6 and provided further that (in the case of the death of an Employee Transferee) the personal representatives or successors of such Employee Transferee have executed an Accession Agreement); and

      10.6.2 in the event of a Failure to Complete, such other members must notify the Company and the relevant Employee Transferee of their intention to exercise such rights of first refusal within 15 days of the Failure to Complete, and if such other members do not give notice in respect of all the Shares of the relevant Employee Transferee or if, having given notice in respect of all such Shares, such other members fail to complete the purchase of all such Shares within 30 days of the Failure to Complete, then the Employee Transferee may retain any of his Shares in relation to which no notice has been given or which remain unpurchased (as the case may be) provided that such Employee Transferee (or his personal representatives or successors, in the case of the death of such Employee Transferee) has executed an irrevocable appointment of proxy in the relevant form set out in article
               7.6 and provided further that (in the case of the death of an Employee Transferee) the personal representatives or successors of such Employee Transferee have executed an Accession Agreement.

10.7 The foregoing provisions in article 10.4 to article 10.6 shall cease to apply to an Employee Transferee on and after the sixth anniversary of the date on which such Employee Transferee became an employee of the Company if the relevant Employee Transferee has been continuously employed by the Company throughout that period of six years, and such Employee Transferee (or his personal representatives or successors, in the case of the death of such Employee Transferee) may retain such Shares following his death or such resignation or termination of his employment provided that such Employee Transferee (or his personal representatives or successors, in the case of the death of such Employee Transferee) has executed an irrevocable appointment of proxy in the relevant form set out in article 7.6 and provided further that (in the case of the death of an Employee Transferee) the personal representatives or successors of such Employee Transferee have executed an Accession Agreement.

10.8 Except during any Period of Underperformance, no sale or transfer by any Investor of a Triggering Block may be made or validly registered unless the proposed transferee or transferees or his or their nominees has or have offered to purchase a number of Shares from the other members up to their pro-rata co-sale portion, at the same price and on the same terms and conditions as the selling member. A member's pro-rata co-sale portion shall be the number of Shares held by that member which bears the same proportion to the total number of Shares held by him as the number of Shares being sold by the Investor selling the Triggering Block bears to the total number of Shares held by the Investor selling the Triggering Block. This article 10.8 shall not apply and shall have no force or effect on the ability of the Investors to sell Shares during any Period of Underperformance.

10.9 Except as provided in this article 10, no Founder Share or Management Share may be transferred prior to the earlier of a Trade Sale or a Qualifying IPO. The restrictions set out in this article 10 shall terminate immediately prior to the occurrence of a Trade Sale or a Qualifying IPO.

10.10 In the event that any Manager (an "OUTGOING MANAGER") dies or his employment is terminated, the Company shall have the right (but not the obligation) to purchase (a) all the Management Shares held by such Outgoing Manager immediately before his death or the termination of his employment, (b) all Shares held by such Outgoing Manager's Permitted Transferees (other than Shares which the directors are satisfied were not acquired by such holders either (i) directly or indirectly from the Outgoing Manager or (ii) by reason of their connection with the Outgoing Manager (and the decision of the board of directors in this respect will be final)) and (c) all shares acquired by the Outgoing Manager and his Permitted Transferees or his personal representatives after the date of the Manager's death or the termination of his employment, under any option scheme or other arrangement which was made prior to that date. The Sale Price of such Shares as are not Fair Value Shares shall be the lower of
      (a) their Acquisition Cost (less the amount of interest which has accrued in respect of such Shares pursuant to article 19.2 but which has not been paid) or (b) their Fair Value. The Sale Price of such portion of the Outgoing Manager's Management Shares as are Fair Value Shares shall be the higher of (a) their

      Acquisition Cost (less the amount of interest which has accrued in respect of such Shares pursuant to article 19.2 but which has not been paid) or
      (b) their Fair Value. If the Company wishes to exercise such option, it shall notify the Outgoing Manager (or his personal representatives or successors, in the case of the death of an Outgoing Manager) of its intention to purchase such Shares within 30 days of the death or termination of employment of such Outgoing Manager and shall complete such purchase within 90 days of such death or termination of employment. The provisions of this article 10.10 shall not apply to Mr. Inderjit Singh in respect of any Management Shares which have previously been transferred by him to Employee Transferees pursuant to article 10.2.

10.11 For the purposes of article 10.10, a Manager's Management Shares shall be taken to be or become Fair Value Shares as follows: (i) prior to the expiry of 12 months from their acquisition by that Manager, no such Management Shares shall be Fair Value Shares; (ii) on the first anniversary of the date of their acquisition by that Manager, 25 per cent of those Management Shares shall become Fair Value Shares, with the balance of 75 per cent of those Management Shares continuing not to be Fair Value Shares; and (iii) an additional 25 per cent of the initial number of Management Shares held shall become Fair Value Shares in each of the following three years (pro rata in respect of any partial years). If the Company does not give the notice referred to in article 10.10 (a "Non-Notification") or having given such notice, fails to complete such purchase (a "Failure to Complete"), in each case within the relevant time period, such Management Shares shall be offered to the other members at the same price in accordance with those members' rights of first refusal, provided that:

      (i) in the event of a Non-Notification, such other members must notify the Company and the Outgoing Manager of their intention to exercise such rights of first refusal within 30 days of the Non-Notification, and if such other members do not give notice in respect of all the Management Shares of the Outgoing Manager or if, having given notice in respect of all such Shares, such other members fail to complete the purchase of all such Management Shares within 60 days of the Non-Notification, then the Outgoing Manager may retain any of his Management Shares in relation to which no notice has been given or which remain unpurchased (as the case may be), provided that such Outgoing Manager (or his personal representatives or successors, in the case of the death of an Outgoing Manager) has executed an irrevocable appointment of proxy in the relevant form set out in article 7.6, and provided further that (in the case of the death of an Outgoing Manager), the personal representatives or successors of such Outgoing Manager have executed an Accession Agreement; and

      (ii) in the event of a Failure to Complete, such other members must notify the Company and the Outgoing Manager of their intention to exercise such rights of first refusal within 15 days of the Failure to Complete, and if such other members do not give notice in respect of all the Management Shares of the relevant Outgoing Manager or if, having given notice in respect of all such Shares, such other members fail to complete the purchase of all such Management Shares within 30 days of the Failure to Complete, then the Outgoing Manager may retain any of his Management Shares in relation to which no notice has been given or which remain unpurchased (as the case may

            be) provided that such Outgoing Manager (or his personal representatives or successors, in the case of the death of an Outgoing Manager) has executed an irrevocable appointment of proxy in the relevant form set out in article 7.6, and provided further that (in the case of the death of an Outgoing Manager), the personal representatives or successors of such Outgoing Manager have executed an Accession Agreement.

            Prior to a Trade Sale or a Qualifying IPO, a Manager may not sell or otherwise transfer his Management Shares other than to the Company or the shareholders in accordance with this article 10.11 and to Permitted Transferees in accordance with article 10.1.

10.12 The provisions of article 10.10 granting the Company (and failing which, the other members) the right to purchase the Management Shares of an Outgoing Manager following his death or the termination of his employment with the Company shall cease to apply to an Outgoing Manager on and after the sixth anniversary of the date of the acquisition by such Manager of such Management Shares if the relevant Outgoing Manager has been continuously employed by the Company throughout that period of six years, and the Outgoing Manager (or his personal representatives or successors, in the case of the death of the Outgoing Manager) may retain his Management Shares following his death or such resignation or termination of his employment, provided that such Outgoing Manager (or his personal representatives or successors, in the case of the death of such Outgoing Manager) has executed an irrevocable appointment of proxy in the relevant form set out in article 7.6 and provided further that (in the case of the death of an Outgoing Manager) the personal representatives or successors of such Outgoing Manager have executed an Accession Agreement;

10.13 In the event that a Founder dies or the employment of a Founder is terminated, the Company shall have the option (but not the obligation) to purchase such number of the Founder Shares held by such Founder at their Fair Value as is calculated in accordance with the following formula:

      (5-a) x b

      ------
        5,

      where:

      "a" is the number of whole years which have elapsed since the acquisition by such Founder of his Founder Shares and during which the relevant Founder has been continuously employed by the Company; and

      "b" is the total number of Founder Shares held by such Founder immediately prior to his death or the termination of his employment (as the case may be), rounded down to the nearest whole number of Founder Shares.

      If the Company wishes to exercise such option, it shall notify the relevant Founder (or his personal representatives or successors, in the case of the death of a Founder) of its intention to purchase the Relevant Founder Shares within 30 days of the death or termination of employment of such Founder and shall complete such purchase within 90 days of such death or termination of employment. If the Company does not give such notice (a "Non-Notification") or complete such purchase (a "Failure to Complete"), in each case within the relevant time period, the Relevant Founder Shares shall be offered to the other members at the same price in accordance with those members' rights of first refusal, provided that:

      (i) in the event of a Non-Notification, such other members must notify the Company and the relevant Founder of their intention to exercise such rights of first refusal within 30 days of the Non-Notification, and if such other members do not give notice in respect of all of the Relevant Founder Shares or if, having given notice in respect of all of the Relevant Founder Shares, such other members fail to complete the purchase of all the Relevant Founder Shares within 60 days of the Non-Notification, then the Founder may retain any of the Relevant Founder Shares in relation to which no notice has been given or which remain unpurchased (as the case may be) provided that such Founder (or his personal representatives or successors, in the case of the death of a Founder) has executed an irrevocable appointment of proxy in the relevant form set out in article 7.6, and provided further that (in the case of the death of a Founder) the personal representatives or successors of such Founder have executed an Accession Agreement; and

      (ii) in the event of a Failure to Complete, such other members must notify the Company and the relevant Founder of their intention to exercise such rights of first refusal within 15 days of the Failure to Complete, and if such other members do not give notice in respect of all the Relevant Founder Shares or if, having given notice in respect of all the Relevant Founder Shares, such other members fail to complete the purchase of all such Relevant Founder Shares within 30 days of the Failure to Complete, then the Founder may retain any of the Relevant Founder Shares in relation to which no notice has been given or which remain unpurchased (as the case may be) provided that such Founder (or his personal representatives or successors, in the case of the death of a Founder) has executed an irrevocable appointment of proxy in the relevant form set out in article 7.6, and provided further that (in the case of the death of a Founder) the personal representatives or successors of such Founder have executed an Accession Agreement.

            Prior to a Trade Sale or a Qualifying IPO, a Founder may not sell or otherwise transfer his Founder Shares other than (i) to the Company or the members in accordance with this article 10.13, (ii) to a Permitted Transferee in accordance with article 10.1 and (iii) (in the case of Mr. Inderjit Singh) to an Employee Transferee in accordance with article 10.2.

10.14 The provisions of article 10.13 granting the Company (and, failing which, the other shareholders) the right to purchase all or a portion of the Founder Shares held by a Founder who dies or whose employment is terminated shall cease to apply on and after the fifth anniversary of the date of acquisition by the Founder of his Founder Shares to any Founder who has been continuously employed by the Company throughout that five year period and the Founder (or his successors, in the case of the death of the Founder) may retain his Founder Shares following his death or the termination of the Founder's employment, provided that such Founder (or his personal representatives or successors, in the case of the death of a Founder) has executed an irrevocable appointment of proxy in the relevant form set out in article 7.6, and provided further that (in the case of the death of a Founder) the personal representatives or successors of such Founder have executed an Accession Agreement.

      For the purpose of this article 10.14, a Founder shall include any Manager who has received Founder Shares transferred to him by Inderjit Singh.

10.15 In the event that the Company has an option or an obligation to repurchase any Shares (other than a redemption of the A Preference Shares under the terms of their issue), but the Company is not able to complete the acquisition in whole or in part due to any restrictions under the Act, the members shall take such action as may be necessary to preserve the Company's rights or obligations to so acquire the Shares, including allowing the Company to acquire such shares on a staggered basis, provided that in any event, such acquisition must be completed within 120 days of the event giving rise to the Company's option or obligation. If such acquisition has not been completed within 120 days, the other members shall thereafter have the option (but not the obligation) to purchase such Shares, provided that such purchase is completed within 30 days of the expiry of such 120 day period. The Company may notify the members if it is unable to complete the relevant acquisition prior to the expiry of such 120 day period, whereupon those members shall have the option (but not the obligation) to purchase such Shares at any time during the balance of such 120 day period or within 30 days thereafter, provided that such purchase is completed within 30 days of the expiry of the 120 day period.

10.16 Where the Company or members are granted an option to purchase Shares pursuant to this article 10 or article 11, a Transfer Notice shall be deemed to have been served in respect of such Shares.

10.17 For the avoidance of doubt, where an Outgoing Manager holds Shares which have been transferred to him by Mr. Inderjit Singh pursuant to article 10.2, such Shares shall be dealt with in accordance with the provisions of article 10.10 (where the Shares so transferred are Management Shares) and article 10.13 (where the Shares so transferred are Founder Shares) and not in accordance with articles 10.5 or 10.6.

10A RESTRICTIONS ON TRANSFERS OF SHARES IN AML AND IDEAL HARVEST AND APPOINTMENT OF REPRESENTATIVE BY ELKINGTON

10A.1 Mr. Tanseco shall not sell, transfer, charge, encumber or otherwise dispose of the legal or beneficial ownership of any shares in AML or any interest in any shares in AML without the prior written consent of an Investor Majority.

10A.2 If any breach or violation of the provisions of article 10A.1 occurs, a Transfer Notice (as defined in article 11.1) shall be deemed to have been given by AML under article 11 in respect of all the Shares of the Company than held by AML and the provisions of article 11 shall apply to such deemed transfer notice.

10A.3 Mr. Villaruel shall not sell, transfer, charge, encumber or otherwise dispose of the legal or beneficial ownership of any shares in Ideal Harvest or any interest in any shares in Ideal Harvest without the prior written consent of an Investor Majority.

10A.4 If any breach or violation of the provisions of article 10A.3 occurs, a Transfer Notice (as defined in article 11.1) shall be deemed to have been given by Ideal Harvest under article 11 in respect of all the Shares of the Company then held by Ideal Harvest and the provisions of article 11 shall apply to such deemed transfer notice.

10A.5 Elkington hereby appoints Mr. Tanseco as the authorised representative, attorney and proxy of Elkington for all purposes of these articles, with full power and authority to exercise all rights and powers of Elkington on its behalf under or in connection with these articles and with full power and authority to exercise any and all rights and powers conferred by the Shares of the Company held by Elkington at any annual or extraordinary general meetings of the Company and at any adjournments thereof. Elkington agrees that it shall be bound by any and all actions taken by Mr. Tanseco pursuant to the authority granted by this article 10A.5 and, if requested by any Shareholder or the Company, shall promptly ratify and confirm the relevant action taken on its behalf by Mr. Tanseco hereunder. Such appointment shall be irrevocable prior to the occurrence of a Qualifying IPO or Trade Sale.".

                               PRE-EMPTION RIGHTS

Transfer notices

11.1 Save as otherwise provided in these articles every member who desires or is required by these articles to transfer any Shares shall give to the Company notice in writing of such desire (a 'Transfer Notice'). Where the Transfer Notice is deemed to have been given it is referred to as a Deemed Transfer Notice. The transferor under a Transfer Notice and under a Deemed Transfer Notice is hereinafter called the 'Vendor'. Transfer Notices and Deemed Transfer Notices shall constitute the Company the Vendor's agent for the sale of the shares specified therein (the 'Sale Shares') in one or more lots at the discretion of the directors at the Sale Price.

Calculation of the Sale Price

11.2 Save as otherwise provided in these articles, the sale price of the Sale Shares shall be the price agreed by the Vendor and the directors (the 'Sale Price'). If the Vendor and the directors are unable to agree a price within 21 days of the Transfer Notice being given or being deemed to have been given the Sale Price will instead be the Fair Value of the Sale Shares. The decision of the Independent Expert as to the Sale Price shall be final and binding.

Right of Vendor to reject partial sales

11.3 A Transfer Notice (but not a Deemed Transfer Notice) may contain a condition (a 'Total Transfer Condition') that unless all the Shares comprised therein are sold by the Company pursuant to this article none shall be sold. Any such provision shall be binding on the Company.

Certification of the Sale Price and right of Vendor to cancel

11.4 If the Independent Expert is asked to certify the Fair Value his certificate shall be delivered to the Company. As soon as the Company receives the certificate it shall deliver a copy of it to the Vendor. The Vendor shall be entitled by notice in writing given to the Company within 7 days of the service upon him of the copy certificate to cancel the Company's authority to sell the Sale Shares unless the Shares are to be sold pursuant to a Deemed Transfer Notice. The cost of obtaining the certificate shall be paid by the Company unless the Vendor cancels it in which case the Vendor shall bear the cost.

Pre-emptive offers-general

11.5 Once the Sale Price has been determined then unless the Vendor has given a valid notice of cancellation the Sale Shares shall be offered for sale as set out below.

Offer to Company and the shareholders - sale by non-Investor members

11.6 Subject to article 10.9, where any Sale Shares are to be offered to members pursuant to article 10 by a member (not being an Investor) (a "Non-Investor Sale"), they shall forthwith be offered for sale by the Company giving notice in writing to that effect to all holders of Equity Shares (other than the Vendor) ("Qualifying Members"). The notice shall specify:-

       -     the number of Sale Shares on offer and the Sale Price;

       -     whether the Sale Shares are subject to a Total Transfer Condition;

       - the date by which the application to purchase the Sale Shares has to be received by the Company (which date shall be determined in accordance with article 10).

       The notice shall set out the method of allocation of the Sale Shares and shall invite each member to apply in writing to the Company for as many of the Sale Shares (if any) as that member would like to purchase.

Offer to other Investors - sale by an Investor

11.7.1 As soon as any Sale Shares become available for sale by an Investor (an "Investor Sale") they shall forthwith be offered for sale by the Company giving notice in writing to that effect to the other Investor. The notice shall specify:-

       -     the number of Sale Shares on offer and the Sale Price; and

       -     whether the Sale Shares are subject to a Total Transfer Condition.

       The notice shall set out the method of allocation of the Sale Shares and shall invite such other Investor to apply in writing to the Company for as many of the Sale Shares (if any) as that Investor would like to purchase. Such right of first refusal must be exercised within 30 days of the offer, with completion of the acquisition to be effected within 60 days of such exercise.

11.7.2 If the other Investor does not exercise such right of first refusal, or completion of the acquisition is not effected, in each case within the time limits set out in article 11.7.1, the relevant Sale Shares shall be offered for sale by the Company giving notice in writing to the members of the Company (other than the Investors). The notice shall specify:-

       - the number of Sale Shares on offer and the Sale Price (which shall be the same as that offered to the other Investor pursuant to article 11.7.1); and

       -     whether the Sale Shares are subject to a Total Transfer Condition.

       The notice shall set out the method of allocation of the Sale Shares and shall invite such members to apply in writing to the Company for as many of the Sale Shares (if any) as that member would like to purchase. Such right of second refusal must be exercised within 14 days of the offer, with completion of the acquisition to be effected within 21 days of such exercise.

Basis of allocation to members

11.8 If the total number of Sale Shares applied for by the members (in the case of a Non-Investor Sale) is equal to or less than the number of Sale Shares available, the Sale Shares shall be allocated in satisfaction of the applications received.

11.9 If the total number of Sale Shares applied for is more than the number of Sale Shares available, the directors shall allocate Sale Shares in satisfaction of each member's application for Sale Shares in accordance with the following formula. This formula shall be applied repeatedly until such time as there are no Sale Shares remaining to be allocated. Each application of the formula is herein referred to as an "iteration".

       A = B x D
          --
           C

       A is the number of Sale Shares to be allocated to the relevant member in the iteration.

       B is the number of Equity Shares held by the member.

       C is the number of Equity Shares held by all members to whom the iteration is being applied.

       D is the number of Sale Shares or, after the first iteration, the number of Sale Shares remaining unallocated by previous iterations.

       If, in any iteration, a member would be allocated all or more than all of the Sale Shares for which he applied (including allocations from previous iterations) then any excess will not be allocated to that member. That member will cease to take part in any further iterations and the excess Sale Shares will be available for allocation in the next iteration.

11.10 The Company shall notify the Vendor and each member who applied for Sale Shares of the number of Sale Shares that have been allocated and the persons to whom they have been allocated. The notification shall include the place and time (being not later than 14 days after the date by which applications had to be received) at which the sale of the Sale Shares shall be completed.

Transfer procedure for pre-emptive offers

11.11 If the Company finds a purchaser or purchasers for all or any of the Sale Shares under the terms of this article the Vendor shall be bound upon receipt of the Sale Price to transfer the Sale Shares (or such of the same for which the Company shall have found a purchaser or purchasers) to such persons. If the Vendor defaults in transferring Sale Shares the Company shall if so required by the person or persons willing to purchase such Sale Shares receive and give a good discharge for the purchase money on behalf of the Vendor and shall authorise some person to execute transfers of the Sale Shares in favour of the purchasers and shall enter the names of the purchasers in the Register of Members as the holder of such of the Sale Shares as shall have been transferred to them.

Transfers free of pre-emption

11.12 If the Company does not find a purchaser for all of the Sale Shares pursuant to articles 11.6 and 11.7 within the time limits specified in article 10 (in respect of an offer made by the Company under article 11.6) or article 11.7 respectively, , then the Vendor shall at any time within three months after the expiry of such time limits be free to sell and transfer such of the Sale Shares as have not been so sold to any person at a price which is no less than the Sale Price. However if the Sale Shares were the subject of a Total Transfer Condition such a sale may only be made of all the Sale Shares and not part only.

Effect of non-compliance

11.13 Any purported transfer of shares otherwise than in accordance with the provisions of these articles shall be void and have no effect.

Termination of rights of pre-emption immediately prior to a Qualifying IPO

11.14 The rights of pre-emption set out in this article 11 shall terminate immediately prior to the occurrence of a Qualifying IPO.

Deemed Transfer Notice if no Irrevocable Appointment of Proxy

11.15 Where:

      11.15.1 an Employee Transferee, an Outgoing Manager or a Founder (or their respective personal representatives or successors, as the case may be) is permitted to retain Shares in the Company following the death or termination of such Employee Transferee, Outgoing Manager or Founder provided that such Employee Transferee, Outgoing Manager or Founder (or their respective personal representatives or successors, as the case may be) has executed an irrevocable appointment of proxy in the relevant form set out in article 7.6 and provided further that (in the case of the death of such Employee Transferee, Outgoing Manager or Founder) the personal representatives or successors of such Employee Transferee, Outgoing Manager or Founder have executed an Accession Agreement; and

      11.15.2 such Employee Transferee, Outgoing Manager or Founder (or their personal representatives or successors, as the case may be) has not executed such irrevocable appointment of proxy and (in the case of the death of such Employee Transferee, Outgoing Manager or Founder) such Accession Agreement, then such Employee Transferee, Outgoing Manager or Founder (or their personal representatives or successors, as the case may be) shall be deemed to have served a Transfer Notice in favour of such person as the Company may nominate (which nominee may, if and to the extent permitted by law, be the Company itself) in respect of such retained Shares and the offer price in respect of such Shares shall be their Acquisition Cost (less any interest which has accrued in respect of such Shares pursuant to article 19.2 but which has not been paid), provided that (i) in the case of the death of an Employee Transferee, Outgoing Manager or Founder, the secretary of the Company shall notify the personal representatives or successors of such Employee Transferee, Outgoing Manager or Founder of the requirement to execute an irrevocable appointment of proxy and an Accession Agreement by sending notice of the same to the last known address of such Employee Transferee, Outgoing Manager or Founder within 14 days of learning of their death, and no Transfer Notice shall be deemed to have been served until 14 days have elapsed since such notice was sent;
      (ii) the Company shall notify such Employee Transferee, Outgoing Manager or Founder (or their personal representatives or successors, as the case may be) of such nomination within 30 days of the Company's having been notified of the death or termination of employment of such Employee Transferee, Outgoing Manager or Founder (as the case may be) (the "Company Notification") and (iii) that such transfer must be completed within 90 days of the Company Notification.

Exception to the rights of pre-emption

11.16 The rights of pre-emption set out in this article 11 shall not apply if holders of Shares representing 90 percent of the total number of Ordinary Shares and A Ordinary Shares of the Company in issue so determine in writing.

                                DRAG ALONG RIGHTS

12.1 If any Investor (the "Selling Shareholder") wishes to transfer all its Shares (the "Seller's Shares") to an independent bona fide arm's length third party purchaser (the "Third Party Purchaser") the Selling Shareholder shall have the option (the "Drag Along Option") to require all the other holders of Shares (the "Called Shareholders") to sell and transfer all their Shares to the Third Party Purchaser or as the Third Party Purchaser shall direct in accordance with the provisions of this article provided that the Selling Shareholder has first obtained the written consent of shareholders holding not less than 51 percent of the A Ordinary Shares and Ordinary Shares then in issue (including, for the purposes of this article 12, any holders of options over Shares pursuant to the Employee Share Option Scheme which have, at the relevant time, become vested) in respect of such action. In making such calculation, each A Ordinary Share shall be deemed to have a nominal value equal to that of each Ordinary Share.

12.2 The Selling Shareholder may exercise the Drag Along Option by giving a written notice to that effect (a "Drag Along Notice") to the Called Shareholders at any time before the transfer of the Seller's Shares to the Third Party Purchaser. A Drag Along Notice shall specify that the Called Shareholders are required to transfer all their Equity Shares (the "Called Shares") pursuant to this article, the person to whom they are to be transferred, the consideration for which the Called Shares are to be transferred (calculated in accordance with this article), the other terms on which the Selling Shareholder is to sell the Seller's Shares and the proposed date of transfer.

12.3 Drag Along Notices shall be irrevocable but will lapse if for any reason there is not a sale of the Seller's Shares by the Selling Shareholder to the Third Party Purchaser within 60 days after the date of service of the Drag Along Notice. The Selling Shareholder shall be entitled to serve further Drag Along Notices following the lapse of any particular Drag Along Notice.

12.4 The consideration (in cash or otherwise) for which the Called Shareholders shall be obliged to sell each of the Called Shares shall be on the same price and on the same terms as those offered by the Third Party Purchaser to the Selling Shareholder.

12.5 No Drag Along Notice may require a Called Shareholder to agree to any terms save those specifically provided for in this article.

12.6 Completion of the sale of the Called Shares shall take place on the same date as the date proposed for completion of the sale of the Seller's Shares unless all of the Called Shareholders and the Selling Shareholder agree otherwise.

12.7 The rights of pre-emption set out in these articles shall not arise on any transfer of shares to a Third Party Purchaser (or as they may direct) pursuant to a sale in respect of which a Drag Along Notice has been duly served.

12.8 If any holder of Shares does not on completion of the sale of Called Shares execute transfer(s) in respect of all the Called Shares held by them the defaulting holder shall be deemed to have irrevocably appointed any person nominated for the purpose by the Selling Shareholder to be their agent and attorney to execute all necessary transfer(s) on his behalf against receipt by the Company (on trust for such holder) of the purchase monies or any other consideration payable for the Called Shares deliver such transfer(s) to the Third Party Purchaser (or as they may direct) and the directors shall forthwith register the Third Party Purchaser (or as they may direct) as the holder thereof. After the Third Party Purchaser (or their nominee) has been registered as the holder, the validity of such proceedings shall not be questioned by any such person. It shall be no impediment to registration of shares under this sub-article that no share certificate has been produced.

12.9 Upon any person, following the issue of a Drag Along Notice, becoming a member of the Company pursuant to the exercise of a pre-existing option to acquire shares in the

      Company (a "New Member"), a Drag Along Notice shall be deemed to have been served upon the New Member on the same terms as the previous Drag Along Notice who shall thereupon be bound to sell and transfer all such shares acquired by them to the Third Party Purchaser or as the Third Party Purchaser may direct and the provisions of this article shall apply mutatis mutandis to the New Member save that completion of the sale of such shares shall take place forthwith upon the Drag Along Notice being deemed served on the New Member.

                            APPOINTMENT OF DIRECTORS

13.1 Unless otherwise agreed upon by the holders of over 70% by number of the aggregate of A Ordinary Shares and Ordinary Shares in writing, the board of directors shall consist of a maximum of 8 directors. EDBI shall be entitled to appoint one director of the Company and to remove any person so appointed. The 3i Investors shall be entitled to appoint two directors of the Company and to remove any person so appointed. The Managers shall have the right to appoint one director and the New Shareholders shall also have the right to appoint one director.

13.1A During a Period of Underperformance, each of 3i and EDBI shall have the right to replace any director appointed by it pursuant to article 13.1 (including the chairman of the board of directors) and shall have the option to determine whether any such replacement will be appointed as the chairman of the board of directors.

13.2 The chairman of the board of directors shall be a director nominated by the 3i Investors. The chairman shall not have a second or casting vote at any meeting of the board or at any general meeting. For any period in which the 3i Investors have only appointed one director, that director shall be the chairman of the board of directors and shall have two votes at any meeting of the board of directors.

      In the event that the 3i Investors dispose of Shares and, as a result of such disposal or disposals (i) the 3i Investors hold less than 25 per cent. of the issued share capital of the Company and (ii) the 3i Investors (who shall be considered, for the purposes of this article, to be a single shareholder) are no longer the single largest shareholder of the Company, the chairman of the board of directors shall be a board member nominated by a majority of the board, provided always that nothing in this article
      13.2 shall affect the continuing right of the 3i Investors to appoint two directors of the Company and to remove any person so appointed.

13.3 Subject to article 13.1, the directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director.

13.4 Any director shall have the right to appoint an alternate director who may attend and vote at meetings of the directors in place of (but not in addition to) such director.

                     REMUNERATION COMMITTEE AND REMUNERATION

14.1 The directors shall establish a committee ("Remuneration Committee") which shall consist of the Chief Executive Officer of the Company and the Independent

      Directors. The Remuneration Committee will have the sole and exclusive authority to determine the remuneration of the directors and members of the Senior Management Team of the Company and its subsidiaries (including the Chief Executive Officer); to approve the allocation of share options to the directors and employees of the Group who are members of the Senior Management Team of the Company and its subsidiaries (including the Chief Executive Officer); and the payment (or provision) of any bonuses, incentive payments or other form of benefit to the directors and members of the Senior Management Team of the Company and its subsidiaries (including the Chief Executive Officer). The Chief Executive Officer shall not be entitled to vote at any meeting of the Remuneration Committee in relation to matters relating to his own remuneration.

14.2 The Company shall pay directors' fees to the Independent Directors, other than those Independent Directors who are employees of the Company, 3i or EDBI, or any holding company or subsidiary of those companies, or any subsidiary of any holding company of those companies. In the event that the Company and the Independent Directors cannot agree on an appropriate amount, the amount shall be as stated in the Investment Agreement.

                       MEETINGS OF DIRECTORS AND OBSERVERS

15.1 Notice of every meeting of the directors shall be given to each director at any address (including, for the avoidance of doubt, an electronic mail address) supplied by him to the Company for that purpose whether or not he be present in Singapore provided that any director may waive notice of any meeting either prospectively or retrospectively and if he shall do so it shall be no objection to the validity of such meeting that notice was not given to him. Meetings of the directors may be held by conference telephone or similar equipment, so long as all the participants can hear each other. Such meetings shall be as effective as if the directors had met in person.

15.2 The quorum necessary for the transaction of the business of the directors shall be a minimum of that number of directors which constitutes a majority of the board which number must include:

      15.2.1 a majority of Independent Directors; and

      15.2.2 at least one director appointed by the Investors.

      In the event that a quorum is not present within 60 minutes of the appointed time for a meeting, the meeting will automatically be adjourned to the same place and at the same time 14 days after the inquorate meeting. If a quorum is not present at the reconvened meeting, the meeting will automatically be adjourned to the same place and at the same time 14 days later. At the second reconvened meeting, a simple majority of the directors shall constitute a quorum.

15.3 Any director or member of a committee of the directors may participate in a meeting of the directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in the meeting in such manner shall be deemed to constitute presence in person at such meeting.

15.4 Each of 3i and EDBI shall be entitled from time to time to appoint a person ("an Observer") to attend all meetings of the directors as an observer (provided that neither 3i nor EDBI shall be entitled to appoint as its Observer any person who is at the date of his purported appointment a director of a company whose business is subcontract semi-conductor assembly and testing) and any Observer so appointed shall be given (at the same time as the directors) notice of all meetings of the directors and all agendas, minutes and other papers relating to such meetings. An Observer shall be entitled to attend any and all such meetings and to speak and place items on the agenda for discussion provided that an Observer shall not be entitled in any circumstances to vote. Each of 3i and EDBI may remove an Observer appointed by it and appoint another person in his place.

                        DIRECTORS' CONFLICTS OF INTEREST

16.1 Subject to the provisions of the Act and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office:-

      16.1.1 may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is in any way interested;

      16.1.2 may be a director or other officer of or employed by or be a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is in any way interested;

      16.1.3 may (and any firm or company of which he is a partner or member or director may) act in a professional capacity for the Company or any body corporate in which the Company is in any way interested;

      16.1.4 shall not by reason of his office be accountable to the Company for any benefit which he derives from such office service or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

      16.1.5 shall be entitled to vote and be counted in the quorum on any matter referred to in the foregoing paragraphs of this article.

16.2  For the purposes of this article:-

      16.2.1 a general notice to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

      16.2.2 an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

      16.2.3 an interest of a person who is for any purpose of the Act (excluding any statutory modification not in force when these articles were adopted) Connected with a director shall be treated as an interest of the director and in relation to an alternate director an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

                                   CONVERSION

17.1 All of the A Ordinary Shares shall immediately before a Qualifying IPO convert automatically into fully paid Ordinary Shares at the rate of one Ordinary Share for each A Ordinary Share

17.2 Forthwith after conversion takes effect the holders of the resulting Ordinary Shares shall send to the Company the certificates in respect of their holding of A Ordinary Shares and the Company shall issue to such holder a certificate for the Ordinary Shares resulting from the conversion.

17.3 The Ordinary Shares resulting from the conversion shall rank from the date of conversion pari passu in all respects with the other Ordinary Shares in the capital of the Company.

17.4 Subject to article 4.2, on the date of conversion the Company shall pay a dividend to the holders of the A Ordinary Shares being converted of a sum equal to all arrears and accruals of the A Ordinary Dividends calculated down to the date of conversion.

17.5 In the event that A Ordinary Shares are converted into Ordinary Shares in anticipation of a Qualifying IPO pursuant to this article 17 but no Qualifying IPO takes place, such converted Shares shall be reconverted into A Ordinary Shares.

                                      LIEN

18. The lien conferred by regulation 9 of Table A shall apply to all shares of the Company whether fully paid or not and to all shares registered in the name of any person indebted or under liability to the Company whether he be the sole registered holder thereof or one of several joint holders.

                          PARTLY PAID SHARES AND CALLS

19.1 If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, that member shall not be entitled to vote any Shares held by him in respect of which such amounts remain unpaid and shall not be entitled to any dividend in respect of such Shares. The directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

19.2 While any Ordinary Shares subscribed by a Manager are partly paid, interest at the rate of 2 per cent per annum shall accrue on the amount which is unpaid in respect of any such partly-paid Ordinary Share. Such interest shall be payable by the Manager subscribing the relevant partly-paid Ordinary Shares and shall be deemed to accrue on a daily basis and on the basis of a year of 365 days. All such accrued interest shall be payable by such Manager to the Company in accordance with the Investment Agreement.

19.3 if a Manager fails to pay any amount payable in respect of the Ordinary Shares subscribed by him, on or before the due date for payment, the relevant Manager will be liable to have his Ordinary Shares forfeited in accordance with these articles, and a failure to pay an instalment in accordance with Clause 1.2.1 of the Investment Agreement shall be considered to be such a default.

                                    INDEMNITY

20.1 Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution of his duties or in relation thereto including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or the proceedings are otherwise disposed of without any finding or admission of any breach of duty on his part or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

20.2 The Company may purchase and maintain insurance against any liability falling upon its directors or other officers or auditors which arises out of their respective duties to the Company or in relation to its affairs.

                                 DATA PROTECTION

21. Each of the shareholders and directors of the Company (from time to time) consent to the processing of their personal data by the Company, its shareholders (including the beneficial owner of shares in the Company) and directors (each "a Recipient") for the purpose of due diligence exercises, compliance with applicable laws, regulations and procedures and the exchange of information amongst themselves. A
      Recipient may process such personal data either electronically or manually. The personal data which may be processed for such purposes under this article shall include any information which may have a bearing on the prudence or commercial merits of investing, or disposing of any shares (or other investment or security) in the Company. Subject to any confidentiality undertakings given to them by a Recipient, each of the Company's shareholders and directors (form time to time) consent to the transfer of such personal data to persons acting on behalf of any Recipient and to the offices of any Recipient both within and outside the European Economic Area for the purposes stated above, where it is necessary or desirable to do so.